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                                                                    Exhibit 3.13

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                           ANKER POWER PROJECTS, INC.

I.    The name of the corporation is ANKER POWER PROJECTS, INC.

II. Article I of the Articles of Incorporation of Anker Power Projects, Inc. is hereby amended as follows:

      I.    The undersigned agrees to become a corporation by the name of:

                           ANKER POWER SERVICES, INC.

III. The foregoing amendment was adopted by the sole shareholder of the corporation pursuant to an Agreement to Corporate Action dated August 12, 1994. The corporation has only one class of stock, the number of shares of which are outstanding and entitled to vote on said amendment is One Hundred (100); the number of shares voted for said amendment was One Hundred (100); and the number voted against said amendment was zero.

DATED: August 12, 1994.

                                      ANKER POWER PROJECTS, INC.


                                      By /s/ John J. Faltis
                                         --------------------------------
                                      Its President


                                      and /s/ Bruce Sparks
                                          -------------------------------
                                      Its Secretary
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STATE OF WEST VIRGINIA,

COUNTY OF MONONGALIA, to-wit:

      I, Charlene E. Gaston, a Notary Public, do hereby certify that on this 12th day of August, 1994, personally appeared before me John J. Faltis, who, being by me first duly sworn, declared that he is the President of Anker Power Projects, Inc., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

      My commission expires: May 17, 1999.


                                       /s/ Charlene E. Gaston
                                       ---------------------------------
                                       Notary Public

(NOTARIAL SEAL)

               OFFICIAL SEAL
   Notary Public, State of West Virginia
Charlene E. Gaston 1332 Pineview Dr., No. 21
            Morgantown, WV 26505
     My Commission Expires May 17, 1999

The foregoing Articles of Amendment were prepared by the law firm of Spilman, Thomas & Battle, P. O. Box 273, Charleston, West Virginia 25321.


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                            ARTICLES OF INCORPORATION
                                       OF
                           ANKER POWER PROJECTS, INC.

I.    The undersigned agrees to become a corporation by the name of:

                           ANKER POWER PROJECTS, INC.

II.   The existence of this corporation shall be perpetual.

III. The purposes for which this corporation is organized shall include the transaction of any or all lawful business for which corporations may be incorporated in the State of West Virginia.

IV. The principal office of this corporation shall be at Route 12, Box 245, Morgantown, West Virginia 26505. The name and address of the person to whom shall be sent notice or process served upon, or service of which is accepted by, the Secretary of State, is Bruce Sparks, Route 12, Box 245, Morgantown, West Virginia 26505.

V.    The name and address of the sole incorporator is:

                                David B. Shapiro
                                P.O. Box 273
                                Charleston, WV 25321

VI. The initial Board of Directors of this corporation shall consist of the following two persons:

                      Name                    Address
                      ----                    -------

                  John J. Faltis         Route 12, Box 245
                                         Morgantown, WV  26505

                  Bruce Sparks           Route 12, Box 245
                                         Morgantown, WV  26505
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      The bylaws of this corporation, when adopted by the initial Board of
      Directors, shall provide for a Board of Directors which may consist of any number of persons provided for in said bylaws, or such number of persons as may be determined from time to time by the shareholders.

VII. The amount of the total authorized capital stock of this corporation shall be Five Thousand Dollars ($5,000.00), which shall be divided into 500 shares of the par value of Ten Dollars ($10.00) each, and which shall constitute a single class of shares.

VIII. The shareholders of this corporation shall not have a preemptive right to subscribe for, purchase, or take nay part of any unissued or treasury shares issued or to be issued or sold by this corporation, or any securities of this corporation convertible into shares of this corporation issued or to be issued by it, after its incorporation.

      The undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, does hereby make and file these Articles of Incorporation, and has accordingly hereunto set his hand this 12th day of April, 1990.


                                            /s/ David B. Shapiro
                                            ------------------------------------
                                            David B. Shapiro
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STATE OF WEST VIRGINIA

COUNTY OF KANAWHA, to-wit:

            I, Deborah L. Raines, a Notary Public in and for the County and State aforesaid, hereby certify that David B. Shapiro, whose name is signed to the foregoing Articles, bearing date on the 12th day of April, 1990, this day personally appeared before me in my said county and acknowledged his signature to the same.

            Given under my hand and official seal this 12th day of April, 1990.


                                             /s/ Deborah L. Raines
                                             -----------------------------------
                                             Notary Public

                      My commission expires: April 19, 1993

(NOTORIAL SEAL)

           OFFICIAL SEAL
           NOTARY PUBLIC
       STATE OF WEST VIRGINIA
         DEBORAH L. RAINES
        811 Quarrier Street
  Charleston, West Virginia 25301
My Commission Expires April 19, 1993

The foregoing Articles of Incorporation were prepared by the law firm of Spilman, Thomas, Battle, & Klostermeyer, P.O. Box 273, Charleston, WV 25321.


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